Exhibit 99.1

McKESSON AND CHANGE HEALTHCARE TO FORM

NEW HEALTHCARE INFORMATION TECHNOLOGY COMPANY

•	New entity to combine majority of McKesson Technology Solutions and Change Healthcare into separate company positioned to address the healthcare industry’s emerging and most pressing challenges.

•	Transaction to create new company with $3.4 billion in pro forma combined total annual revenues for the fiscal year ended March 31, 2016.

•	Brings together broad portfolio of complementary capabilities to deliver wide-ranging financial, operational and clinical benefits to payers, providers, and consumers.

•	McKesson and Change Healthcare will own approximately 70% and 30%, respectively, of the new company and will receive cash proceeds of approximately $1.25 billion and $1.75 billion, respectively, following the close of the transaction.

•	The new company will be jointly governed by McKesson and Change Healthcare and is expected to generate in excess of $150 million in annual synergies by the second year following the close of the transaction.

SAN FRANCISCO & NASHVILLE, June 28, 2016 – McKesson Corporation (NYSE:MCK), a leading global healthcare services and information technology company, and Change Healthcare Holdings, Inc., a leading provider of software and analytics, network solutions and technology-enabled services, today announced the creation of a new healthcare information technology company. The entity will combine substantially all of Change Healthcare’s business and the majority of McKesson Technology Solutions (MTS) into a new company with fiscal year end March 31, 2016 pro forma combined total annual revenues of $3.4 billion.

The new organization brings together the complementary strengths of MTS and Change Healthcare to deliver a broad portfolio of solutions that will help lower healthcare costs, improve patient access and outcomes, and make it simpler for payers, providers, and consumers to manage the transition to value-based care. As a separate entity singularly focused on healthcare technology and technology-enabled services, the new organization will be positioned to better respond to customer needs and deliver next-generation innovations.

McKesson has scheduled a conference call for today June 28, 2016, at 8:45 AM ET, to discuss the transaction. Details for the conference call are included later in this press release. For more information on the transaction, visit http://www.healthtechtransformation.com.

“This is a bold, innovative transaction that creates a company with an enhanced ability to help customers address their increasingly complex financial and clinical challenges,” said John H. Hammergren, chairman and chief executive officer, McKesson Corporation. “The new company will establish a more efficient suite of end-to-end payment and claims solutions, as well as clinical capabilities, while unlocking the value of our MTS businesses in a tax-efficient manner. We look forward to partnering with Change Healthcare’s management team and employees to create this new enterprise and to help customers reduce complexity, lower costs and ultimately provide better care.”

“The combination of these two entities comes at a transformational time in U.S. healthcare,” commented Neil de Crescenzo, president and chief executive officer, Change Healthcare. “Together we will create significant value by bringing together complementary capabilities from both organizations to deliver innovative new solutions for customers, create opportunities for team members at a leading healthcare technology company, and drive advancements that address the three critical areas of cost, quality and outcomes across the healthcare sector.”

The new company will be able to offer health plans and providers a comprehensive suite of end-to-end financial and payment solutions and technologies. In addition, customers will benefit from solutions that help them manage administrative and clinical complexity as they navigate the transition to value-based care. Patients will have better tools that allow them to make more informed decisions, helping them maximize their healthcare dollars and receive high quality care.

“We are extremely pleased to be part of this important new company,” said Neil P. Simpkins, senior managing director of Blackstone. “The innovative track records and forward-thinking experiences of both organizations create a truly unique opportunity for positive impact across the healthcare ecosystem.”

Transaction Terms and Structure

Under the terms of our agreement, McKesson will contribute the majority of its McKesson Technology Solutions businesses to the new company, with the exception of RelayHealth Pharmacy and its Enterprise Information Solutions (EIS) division, which will be retained by McKesson. McKesson separately announced today that it will explore strategic alternatives for its EIS division.

Change Healthcare will contribute all of its businesses to the new company, with the exception of its pharmacy switch and prescription routing business, which will be owned separately by the current Change Healthcare stockholders. Change Healthcare is currently majority-owned by Blackstone.

McKesson will own approximately 70% of the new company, with the remaining equity stake held by Change Healthcare stockholders, which includes Blackstone and Hellman & Friedman. McKesson and Change Healthcare stockholders will jointly govern the new company and John H. Hammergren will serve as chairman. Neil de Crescenzo will serve as chief executive officer, joined by an experienced management team comprised of leaders from both McKesson and Change Healthcare.

Financial Highlights

The transaction unlocks value for McKesson and Change Healthcare stockholders by creating a new company with a singular focus on healthcare technology and technology-enabled services, and is expected to generate in excess of $150 million in annual synergies by the second year following the close of the transaction.

The new company has received commitments for $6.1 billion of funded debt related to this transaction, with proceeds to be used to repay approximately $2.7 billion of existing Change Healthcare debt, make $1.25 billion in cash payments to McKesson and make $1.75 billion in cash payments to Change Healthcare’s stockholders, with the remainder to be used for transaction-related expenses.

The transaction is subject to closing conditions, including antitrust clearance and the completion of audited financial statements of the MTS businesses being contributed to the new company, and is expected to close in the first half of calendar year 2017. The agreement provides that McKesson and Change Healthcare will take steps to launch an initial public offering in the months following the close of the transaction, subject to market conditions. Thereafter, McKesson expects to exit its investment in the new company in a tax-efficient manner.

Conference Call Details

McKesson has scheduled a conference call for today June 28, 2016, at 8:45 AM ET to discuss the transaction. The dial-in number for individuals wishing to participate on the call is 719-234-7317. Craig Mercer, senior vice president, Investor Relations, McKesson Corporation, is the leader of the call and the password to join the call is ‘McKesson’. The live webcast and supplementary slide presentation for the conference call can be accessed on the company’s Investor Relations website at http://investor.mckesson.com.

A telephonic replay of this conference call will be available for five calendar days. The dial-in number for individuals wishing to listen to the replay is 719-457-0820 and the pass code is 2040084.

About McKesson Corporation

McKesson Corporation, currently ranked 5th on the FORTUNE 500, is a healthcare services and information technology company dedicated to making the business of healthcare run better. McKesson partners with payers, hospitals, physician offices, pharmacies, pharmaceutical companies, and others across the spectrum of care to build healthier organizations that deliver better care to patients in every setting. McKesson helps its customers improve their financial, operational, and clinical performance with solutions that include pharmaceutical and medical-surgical supply management, healthcare information technology, and business and clinical services. For more information, visit www.mckesson.com.

About Change Healthcare

Change Healthcare is a leading provider of software and analytics, network solutions and technology-enabled services that optimize communications, payments and actionable insights designed to enable smarter healthcare. By leveraging its Intelligent Healthcare Network™, which includes the single largest financial and administrative network in the United States healthcare system, payers, providers and pharmacies are able to increase revenue, improve efficiency, reduce costs, increase cash flow and more effectively manage complex workflows. Learn more at www.changehealthcare.com.

About Blackstone

Blackstone has been a global leader in private equity since 1985, with $95 billion of assets under management. Blackstone uncovers value by identifying great companies and enhancing their performance by providing strategic capital and outstanding management talent. Blackstone aims to grow stronger enterprises, create jobs, and enable its portfolio companies to build lasting value for its investors, their employees and all stakeholders.

Blackstone is one of the world’s leading investment firms. It seeks to create positive economic impact and long-term value for its investors, the companies it invests in, and the communities in which it works. This is done by using extraordinary people and flexible capital to help companies solve problems. Its asset management businesses, with over $340 billion in assets under management, include investment vehicles focused on private equity, real estate, public debt and equity, non-investment grade credit, real assets and secondary funds, all on a global basis. Further information is available at www.blackstone.com. Follow Blackstone on Twitter @Blackstone.

Risk Factors

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; the expected benefits and costs of the transaction; any projections of earnings, revenues, synergies or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding product or service developments, extensions or integration; any statements of expectation or belief; any statements regarding general industry conditions and competition; any statements regarding economic conditions; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include risks related to the timing or ultimate completion of the transaction, as the transaction is subject to closing conditions, including antitrust clearance and completion of audited financial statements of the MTS businesses being contributed to the new company; the possibility that expected benefits may not materialize as expected; ability to successfully implement integration strategy for the new company; as well as the ability to ensure continued performance or market growth of McKesson’s, Change Healthcare’s and the new company’s products and services. These risks, uncertainties and other factors, and the general risks associated with the respective businesses of McKesson and Change Healthcare described in the reports and other documents submitted by each of them to the Securities and Exchange Commission, could cause actual results to differ materially from those referred to in the forward-looking statements. All forward-looking statements are based on information currently available to McKesson and Change Healthcare and are qualified in their entirety by this cautionary statement. You are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date such statements were first made. Except to the extent required by law, neither McKesson nor Change Healthcare assumes any obligation to update any such forward-looking statements or other statements included in this press release.

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McKesson Corporation Contacts:

Investors and Financial Media:

Craig Mercer

415-983-8391

Craig.Mercer@mckesson.com

General and Business Media:

Kris Fortner

415-983-8352

Kris.Fortner@mckesson.com

Change Healthcare Holdings, Inc. Contact:

Julie Loftus Trudell

615-932-3445

jtrudell@changehealthcare.com